Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Multi-Fineline Electronix, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, CA

June 14, 2011